SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

July 26, 2007
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	1-7349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated July 26, 2007

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2007, Ball Corporation (the “Company”) issued a press release announcing its second quarter earnings for 2007, which results are set forth in the press release dated July 26, 2007, and attached hereto as Exhibit 99.1.

Earnings information regarding the second quarter for 2007, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Performance Contingent Restricted Stock Units

The Company previously reported in its Form 8-K filed April 26, 2007, that the Board of Directors approved the award of performance contingent restricted stock units under the 2005 Stock and Cash Incentive Plan.  The award of the performance contingent restricted stock units provides participants with the opportunity to receive common shares of the Company if Company’s return on average invested capital (“ROAIC”) during a three-year performance period is equal to or exceeds the Company’s estimated cost of capital as defined in the Award.  The initial performance period will be 33 months from April 2007 through December 2009.  Future 3-year performance periods will run from January 1 of the first year in the cycle.  If the performance goal is met, restricted stock units would vest on January 31 (or the first business day following if on a weekend day or holiday) following the end of the performance period, not cliff vest three years from the grant date as previously reported.  Failure to meet the performance goal would result in forfeiture of shares.  The award of performance contingent restricted stock units would apply to certain employees of the Company including the officers of the Company.  The Company previously disclosed in its Form 8-K dated April 26, 2007, the grants to officers on April 25, 2007, and other authorized changes to the vesting of stock options and SARS.  A copy of the Notification of Award of Performance Contingent Restricted Stock Units under Ball Corporation’s 2005 Stock and Cash Incentive Plan for certain employees located in the United States is attached hereto as Exhibit 10.1.  A copy of the Notification of Award of Performance Contingent Restricted Stock Units under Ball Corporation’s 2005 Stock and Cash Incentive Plan for certain employees located outside the United States is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits.

The following are furnished as exhibits to this report:

Exhibit 10.1	Notification of Award of Performance Contingent Restricted Stock Units under Ball Corporation’s 2005 Stock and Cash Incentive Plan for certain employees located in the United States.

Exhibit 10.2	Notification of Award of Performance Contingent Restricted Stock Units under Ball Corporation’s 2005 Stock and Cash Incentive Plan for certain employees located outside the United States.

Exhibit 99.1	Ball Corporation Press Release dated July 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Raymond J. Seabrook
	Name:	Raymond J. Seabrook
	Title:	Executive Vice President and
Chief Financial Officer

Date:   July 26, 2007

Ball Corporation
Form 8-K
July 26, 2007

EXHIBIT INDEX

Description	Exhibit

Notification of Award of Performance Contingent Restricted Stock Units under Ball Corporation’s 2005 Stock and Cash Incentive Plan for certain employees located in the United States.	10.1

Notification of Award of Performance Contingent Restricted Stock Units under Ball Corporation’s 2005 Stock and Cash Incentive Plan for certain employees located outside the United States.	10.2

Press Release dated July 26, 2007.	99.1